U.S. SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C.  20549

              AMENDMENT NO. 2 to FORM 10

    General Form for Registration of Securities
               of Small Business Issuers
           Under Section 12(b) or (g) of
        the Securities Exchange Act of 1934



          CANISTEL ACQUISITION CORPORATION
           -----------------------------
          (Name of Small Business Issuer)



 Delaware                              20-5572714
------------------                  ------------------------------
(State or Other Jurisdiction        I.R.S. Employer Identification
of Incorporation or Organization)                  Number


     1504 R Street, N.W., Washington, D.C. 20009
------------------------------------------------------------
(Address of Principal Executive Offices including Zip Code)


                    202/387-5400
                    _____________
             (Issuer's Telephone Number)


Securities to be Registered Under
        Section 12(b) of the Act:           None


Securities to be Registered Under
        Section 12(g) of the Act:          Common Stock,
                                           $.0001 Par Value
                                          (Title of Class)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer       Accelerated filed
Non-accelerated filed              Smaller reporting company
               (Do not check if a smaller reporting company)

                       PART I

ITEM 1.  BUSINESS.

      Canistel Acquisition Corporation ("Canistel") was incorporated on September 13, 2006 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Canistel has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement.

     Canistel will attempt to locate and negotiate with a business entity for the combination of that target company with Canistel. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.

     No assurances can be given that Canistel will be successful in locating or negotiating with any target company.

     Canistel has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

Aspects of a Reporting Company

     There are certain perceived benefits to being a reporting company. These are commonly thought to include the following:

        +    increased visibility in the financial community;
        +    provision of information required under Rule 144 for trading of eligible securities;
        +    compliance with a requirement for admission to quotation on the OTC Bulletin Board or on the Nasdaq Capital Market;
        +    the facilitation of borrowing from financial institutions;
        +    increased valuation;
        +    greater ease in raising capital;
        +    compensation of key employees through stock options for
                  which there may be a market valuation;
        +    enhanced corporate image.

     There are also certain perceived disadvantages to being a reporting company. These are commonly thought to include the following:

        +    requirement for audited financial statements;
        +    required publication of corporate information;
        +    required filings of periodic and episodic reports with the
                  Securities and  Exchange Commission;
        +    increased rules and regulations governing management,
                  corporate  activities and shareholder relations.

Comparison with Initial Public Offering

     Certain private companies may find a business combination more attractive than an initial public offering of their securities. Reasons for this may include the following:

        +    inability to obtain an underwriter;
        +    possible larger costs, fees and expenses of a public offering;
        +    possible delays in the public offering process;
        +    greater dilution of outstanding securities.

     Certain private companies may find a business combination less attractive than an initial public offering of their securities. Reasons for this may include the following:

        +    no investment capital raised through a business combination;
        +    no underwriter support of trading.

Potential Target Companies

     Business entities, if any, which may be interested in a combination with Canistel may include the following:

        +    a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;
        +    a company which is unable to find an underwriter of its
                  securities or is unable to find an underwriter of securities on terms acceptable to it;
        +    a company which wishes to become public with less dilution of its  securities than would occur upon an underwriting;
        +    a company which believes that it will be able to obtain
                  investment capital on more favorable terms after it has become public;
        +    a foreign company which may wish an initial entry into the
                  United  States securities market;
        +    a special situation company, such as a company seeking a
                  public market  to satisfy redemption requirements under
                  a qualified Employee Stock  Option Plan;
        +    a company seeking one or more of the other perceived
                  benefits of  becoming a public company.

     A business combination with a target company will normally involve the transfer to the target company of the majority of the issued and outstanding common stock of Canistel and the substitution by the target company of its own management and board of directors.

     No assurances can be given that Canistel will be able to enter into any business combination, as to the terms of a business combination, or as to the nature of a target company.

     The proposed business activities described herein classify Canistel as a "blank check" company. The Securities and Exchange Commission and certain states have enacted statutes, rules and regulations limiting the public sale of securities of blank check companies. Canistel will not make any efforts to cause a market to develop in its securities until such time as Canistel has successfully implemented its business plan and it is no longer classified as a blank check company.

     Canistel is voluntarily filing this registration statement with the Securities and Exchange Commission and is under no obligation to do so under the Exchange Act. Canistel will continue to file all reports required of it under the Exchange Act until a business combination has occurred. A business combination will normally result in a change in control and management of Canistel. Since a principal benefit of a business combination with Canistel would normally be considered its status as a reporting company, it is anticipated that Canistel will continue to file reports under the Exchange Act following a business combination. No assurance can be given that this will occur or, if it does, for how long.

     James M. Cassidy is the sole officer and director of Canistel and the sole officer, director and shareholder of Tiber Creek Corporation, which is a 50% shareholder of Canistel. Canistel has no employees nor are there any other persons than Mr. Cassidy who devote any of their time to its affairs. All references herein to management of Canistel are to Mr. Cassidy. The inability at any time of Mr. Cassidy to devote sufficient attention to Canistel could have a material adverse impact on its operations.

Glossary

"Blank check" company          As used herein, a "blank check" company is
                               a development stage company that has no
                               specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

Business combination           Normally a merger, stock-for-stock  or
                               Stock-for-assets exchange with the target company or the shareholders of the target company.

Canistel or                     The corporation whose common stock is the
the Registrant                 subject of  this registration statement.

Exchange Act                   The Securities Exchange Act of 1934, as
                               amended.

Securities Act                 The Securities Act of 1933, as amended.


                         Risk Factors

   The business of Canistel is subject to numerous risk factors, including the following:

   Canistel has no operating history nor revenue and minimal assets and operates at a loss. Canistel has had no operating history nor any revenues or earnings from operations. Canistel has no significant assets or financial resources. Canistel has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination. See PART F/S "FINANCIAL STATEMENTS". Tiber Creek Corporation, a company affiliated with management, will pay all expenses incurred by Canistel until a business combination is effected, without repayment. There is no assurance that Canistel will ever be profitable.

   Company has only one director and one officer. The sole officer and director of Canistel is James M. Cassidy. Because management consists of only one person, Canistel does not benefit from multiple judgments that a greater number of directors or officers would provide and Canistel will rely completely on the judgment of its sole officer and director when selecting a target company. Mr. Cassidy anticipates devoting only a limited amount of time to the business of Canistel. Mr. Cassidy has not entered into a written employment agreement with Canistel and he is not expected to do so. Canistel has not obtained key man life insurance on Mr. Cassidy. The loss of the services of Mr. Cassidy would adversely affect development of the business of Canistel and its likelihood of commencing operations.

   Conflicts of interest. Mr. Cassidy, the president of Canistel, participates in other business ventures which may compete directly with Canistel. Additional conflicts of interest and non-arms length transactions may also arise in the future. The terms of a business combination may include such terms as Tiber Creek Corporation providing services to Canistel after a business combination. Such services may include the preparation and filing of a registration statement to allow the public trading of Canistel's securities and the introduction to brokers and market makers. The terms of a business combination may provide for a payment by a target company in cash or otherwise to the initial shareholders of Canistel for the purchase or retirement of all or part of their stock in Canistel. Mr. Cassidy would directly benefit from such payment. Such benefits may influence Mr. Cassidy's choice of a target company. The certificate of incorporation of Canistel provides that Canistel may indemnify officers and/or directors of Canistel for liabilities, which can include liabilities arising under the securities laws. Assets of Canistel could be used or attached to satisfy any liabilities subject to such indemnification. See "ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL
PERSONS--Conflicts of Interest."

   The proposed operations of Canistel are speculative. The success of the proposed business plan of Canistel will depend to a great extent on the operations, financial condition and management of the identified target company. While business combinations with entities having established operating histories are preferred, there can be no assurance that Canistel will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if Canistel had more funds available to it, would be desirable. In the event Canistel completes a business combination the success of its operations will be dependent upon management of the target company and numerous other factors beyond the control of Canistel. There is no assurance that Canistel can identify a target company and consummate a business combination.

   Possible classification as a penny stock. In the event that a public market develops for the securities of Canistel following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule15g-9 which establishes the definition of a "penny stock", for purposes relevant to Canistel, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq Capital Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

   There is a scarcity of and competition for business opportunities and combinations. Canistel is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for Canistel. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Canistel and, consequently, Canistel will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Canistel will also compete with numerous other small public companies in seeking merger or acquisition candidates.

   There is no agreement for a business combination and no minimum requirements for business combination. As of the original filing date of this registration statement, Canistel had no current arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. When, if at all, Canistel enters into a business combination it will file the required reports with the Securities and Exchange Commission. There can be no assurance that Canistel will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. No particular industry or specific business within an industry has been selected for a target company.
Canistel has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target company to have achieved, or without which Canistel would not consider a business combination with such business entity. Accordingly, Canistel may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. There is no assurance that Canistel will be able to negotiate a business combination on terms favorable to Canistel.

   Reporting requirements may delay or preclude acquisition. Pursuant to the requirements of Section 13 of the Exchange Act, Canistel is required to provide certain information about significant acquisitions including audited financial statements of the acquired company. Obtaining audited financial statements is the economic responsibility of the target company. The additional time and costs that may be incurred by some potential target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by Canistel. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. Notwithstanding a target company's agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to Canistel at the time of entering into an agreement for a business combination. In cases where audited financial statements are unavailable, Canistel will have to rely upon information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a target company might prove to be an unfavorable one for Canistel.

   Regulation under Investment Company Act. In the event Canistel engages in business combinations which result in Canistel holding passive investment interests in a number of entities, Canistel could be subject to regulation under the Investment Company Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the business whose securities are held. In such event, Canistel would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Canistel has obtained no formal determination from the Securities and Exchange Commission as to the status of Canistel under the Investment Company Act of 1940. Any violation of such Act could subject Canistel to material adverse consequences.

   Probable change in control and management. A business combination involving the issuance of the common stock of Canistel will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in Canistel. As a condition of the business combination agreement, the shareholders of Canistel may agree to sell, transfer or retire all or a portion of their stock of Canistel to provide the target company with all or majority control. The resulting change in control of Canistel will likely result in removal of the present officer and director of Canistel and a corresponding reduction in or elimination of his participation in the future affairs of Canistel.

   Possible change in value of shares upon business combination. A business combination normally will involve the issuance of a significant number of additional shares. Depending upon the value of the assets acquired in such business combination, the per share value of the common stock of Canistel may increase or decrease, perhaps significantly.


     Taxation. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Canistel may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Canistel intends to structure any business combination so as to minimize the federal and state tax consequences to both Canistel and the target company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. Anon-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

   Any potential acquisition or merger with a foreign company may create additional risks. If Canistel enters into a business combination with a foreign concern it will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self-sufficiency, balance of payments positions, and in other respects. Any business combination with a foreign company may result in control of Canistel by individuals who are not resident in the United States and in assets which are located outside the United States, either of which could significantly reduce the ability of the shareholders to seek or enforce legal remedies against Canistel.


ITEM 2.  FINANCIAL INFORMATION
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PLAN OF OPERATION.

   Canistel has no operations nor does it currently engage in any business activities generating revenues. Canistel's principal business objective for the following 12 months is to achieve a business combination with a target company.

   Canistel anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Acct of 1934 and
(ii) consummating an acquisition or merger. Canistel has no full time employees. James M. Cassidy is the sole officer of Canistel and its sole director. Mr. Cassidy is also the sole shareholder of Tiber
Creek Corporation , a shareholder of Canistel. Mr. Cassidy, as president of Canistel, will allocate a limited portion of his time to the activities of Canistel without compensation. Potential conflicts may arise with respect to the limited time commitment by Mr. Cassidy and the potential demands of the activities of Canistel.


Search for Target Company

   Tiber Creek Corporation will supervise the search for target companies as potential candidates for a business combination. Tiber Creek Corporation will pay all expenses of Canistel until such time as a business combination is effected, without repayment. James M. Cassidy, who is the sole officer and director of Canistel, is the sole officer and director and sole shareholder of Tiber Creek Corporation.

   Tiber Creek Corporation may provide assistance to target companies incident to and following a business combination, and receive payment for such assistance from target companies.

   Tiber Creek Corporation owns 500,000 of the 1,000,000 outstanding shares of the common stock of Canistel, for which it paid $250.

   Tiber Creek Corporation has entered, and anticipates that it will enter, into agreements with consultants to assist it in locating a target company and may share stock received by it or an affiliate in Canistel with, or grant options on such stock to, such referring consultants and may make payment to such consultants from its own resources. There is no minimum or maximum amount of stock, options, or cash that Tiber Creek Corporation may grant or pay to such consultants. Tiber Creek Corporation is solely responsible for the costs and expenses of its activities in seeking a potential target company, including any agreements with consultants, and Canistel has no obligation to pay any costs incurred or negotiated by Tiber Creek Corporation.

   Tiber Creek Corporation may seek to locate a target company through solicitation. Such solicitation may include newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and similar methods. Tiber Creek Corporation may utilize consultants in the business and financial communities for referrals of potential target companies. However, there is no assurance that Tiber Creek Corporation will locate a target company for a business combination.

Management of Canistel

   Canistel has no full time employees. James M. Cassidy is the sole officer of Canistel and its sole director. Mr. Cassidy is also the sole shareholder of Tiber Creek Corporation , a shareholder of Canistel. Mr. Cassidy, as president of Canistel, will allocate a limited portion of his time to the activities of Canistel without compensation. Potential conflicts may arise with respect to the limited time commitment by Mr. Cassidy and the potential demands of the activities of Canistel.

   The amount of time spent by Mr. Cassidy on the activities of Canistel is not predictable. Such time may vary widely from an extensive amount when reviewing a target company and effecting a business combination to an essentially quiet time when activities of management focus elsewhere.
It is impossible to predict the amount of time Mr. Cassidy will actually be required to spend to review suitable target companies.

General Business Plan

   The purpose of Canistel is to seek, investigate and, if such investigation warrants, acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. Canistel will not restrict its search to any specific business, industry, or geographical location and Canistel may participate in a business venture of virtually any kind or nature.
Management anticipates that it will be able to participate in only one potential business venture because Canistel has nominal assets and limited financial resources. See PART F/S, "FINANCIAL STATEMENTS."
This lack of diversification should be considered a substantial risk to the shareholders of Canistel because it will not permit Canistel to offset potential losses from one venture against gains from another.

   Canistel may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.

   The most likely target companies are those seeking the perceived benefits of a reporting corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, increasing the opportunity to use securities for acquisitions, providing liquidity for shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

   Canistel has, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets. However, Canistel offers owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a reporting company without the time required to become a reporting company by other means.

   The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of Canistel. In analyzing prospective business opportunities, Canistel may consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which may be anticipated; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. This discussion of the proposed criteria is not meant to be restrictive of the virtually unlimited discretion of Canistel to search for and enter into potential business opportunities.

   Canistel is subject to the reporting requirements of the Exchange Act. Included in these requirements is the duty of Canistel to file audited financial statements reporting a business combination which is required to be filed with the Securities and Exchange Commission upon completion of the combination.

   Because of the time required to prepare financial statements, a target company which has entered into a business combination agreement may wish to take control of Canistel before the target company has completed its audit. Among other things, this will allow the target company to announce the pending combination through filings with the Securities and Exchange Commission which will then be available to the financial community, potential investors, and others. In such case, Canistel will only have access to unaudited and possibly limited financial information about the target company in making a decision to combine with that company.

   Canistel will not restrict its search for any specific kind of business entities, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its business life. It is impossible to predict at this time the status of any business in which Canistel may become engaged, whether such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which Canistel may offer.

   Following a business combination Canistel may require the services of others in regard to accounting, legal services, underwritings and corporate public relations. If requested by a target company, Tiber Creek Corporation may recommend one or more underwriters, financial advisors, accountants, public relations firms or other consultants to provide such services.

Terms of a Business Combination

   In implementing a structure for a particular business acquisition, Canistel may become a party to a merger, consolidation, reorganization, joint venture, licensing agreement or other arrangement with another corporation or entity. On the consummation of a transaction, it is likely that the present management and shareholders of Canistel will no longer be in control of Canistel. In addition, it is likely that the officer and director of Canistel will, as part of the terms of the business combination, resign and be replaced by one or more new officers and directors.

   It is anticipated that any securities issued in any such business combination would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In many circumstances, Canistel may wish to register all or a part of such securities for public trading after the transaction is consummated. If such registration occurs, it will be undertaken by the surviving entity after Canistel has entered into an agreement for a business combination or has consummated a business combination and Canistel is no longer considered a blank check company.
The issuance of additional securities and their potential sale into any trading market which may develop in the securities of Canistel may depress the market value of the securities of Canistel in the future if such a market develops, of which there is no assurance.

   While the terms of a business transaction to which Canistel may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a tax-free reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended.

   Canistel will participate in a business combination only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing and will include miscellaneous other terms.

   Tiber Creek Corporation will pay all expenses in regard to its search for a suitable target company. James M. Cassidy, the officer and director of Canistel, will provide his services without charge or repayment by Canistel. If Tiber Creek Corporation stops or becomes unable to continue to pay the operating expenses of Canistel, Canistel may not be able to timely make its periodic reports required under the Exchange Act nor to continue to search for an acquisition target.

Undertakings and Understandings Required of Target Companies

   As part of a business combination agreement, Canistel intends to obtain certain representations and warranties from a target company as to its conduct following the business combination. Such representations and warranties may include (i) the agreement of the target company to make all necessary filings and to take all other steps necessary to remain a reporting company under the Exchange Act for at least a specified period of time; (ii) imposing certain restrictions on the timing and amount of the issuance of additional free-trading stock, including stock registered on Form S-8 or issued pursuant to Regulation S and (iii) giving assurances of ongoing compliance with the Securities Act, the Exchange Act, the General Rules and Regulations of the Securities and Exchange Commission, and other applicable laws, rules and regulations.

   A potential target company should be aware that the market price and trading volume of the securities of Canistel, when and if listed for secondary trading, may depend in great measure upon the willingness and efforts of successor management to encourage interest in Canistel within the United States financial community. Canistel does not have the market support of an underwriter that would normally follow a public offering of its securities. Initial market makers are likely to simply post bid and asked prices and are unlikely to take positions in Canistel's securities for their own account or customers without active encouragement and a basis for doing so. In addition, certain market makers may take short positions in Canistel's securities, which may result in a significant pressure on their market price. Canistel may consider the ability and commitment of a target company to actively encourage interest in Canistel's securities following a business combination in deciding whether to enter into a transaction with such company.

   A business combination with Canistel separates the process of becoming a public company from the raising of investment capital. As a result, a business combination with Canistel normally will not be a beneficial transaction for a target company whose primary reason for becoming a public company is the immediate infusion of capital. Canistel may require assurances from the target company that it has or that it has a reasonable belief that it will have sufficient sources of capital to continue operations following the business combination. However, it is possible that a target company may give such assurances in error, or that the basis for such belief may change as a result of circumstances beyond the control of the target company.

Competition

   Canistel will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than Canistel. In view of Canistel's combined extremely limited financial resources and limited management availability, Canistel will continue to be at a significant competitive disadvantage compared to Canistel's competitors.


ITEM 3.  PROPERTIES.

   Canistel has no properties and at this time has no agreements to acquire any properties. Canistel currently uses the offices of Tiber Creek Corporation in Washington, D.C. and Beverly Hills, California, at no cost to Canistel. Tiber Creek Corporation will continue this arrangement until Canistel completes a business combination.


ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

   The following table sets forth each person known by Canistel to be the beneficial owner of five percent or more of the common stock of Canistel, all directors individually and all directors and officers of Canistel as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address             Amount of Beneficial
of Beneficial Owner          Ownership                  Percentage of Class
------------------------     --------------------       -------------------
James M. Cassidy (1)                 500,000                     50%
1504 R Street, N.W.
Washington, D.C. 20009

James K. McKillop (2)                500,000                      50%
9454 Wilshire Boulevard
Beverly Hills, California 90212

All Executive Officers and           500,000                     50%
Directors as a Group (1 Person)

   (1) As the sole shareholder, officer and director of Tiber Creek Corporation, a Delaware corporation, Mr. Cassidy is deemed to be the beneficial owner of the 500,000 shares of common stock of Canistel owned by Tiber Creek Corporation

   (2) As the sole principal of IRAA Fin Serv, an unincorporated California business entity, Mr. McKillop is deemed to be the beneficial owner of the 500,000 shares of Canistel owned by IRAA Fin Serv.


ITEM 5.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

   Canistel has one director and officer as follows:

Name                        Age               Positions and Offices Held

James M. Cassidy            73              President, Secretary, Director

   Set forth below is the name of the director and officer of Canistel, all positions and offices with Canistel held, the period during which he has served as such, and the business experience during at least the last five years:

   James Michael Cassidy, Esq., LL.B., LL.M., has served as the director, president and secretary of Canistel since its inception. Mr. Cassidy received a Bachelor of Science in Languages and Linguistics from Georgetown University in 1960, a Bachelor of Laws from The Catholic University School of Law in 1963, and a Master of Laws in Taxation from The Georgetown University School of Law in 1968. From 1963-1964,
Mr. Cassidy was law clerk to the Honorable Inzer B. Wyatt of the United States District Court for the Southern District of New York. From 1964-1965, Mr. Cassidy was law clerk to the Honorable Wilbur K. Miller of the United States Court of Appeals for the District of Columbia. From 1969-1975, Mr. Cassidy was an associate of the law firm of Kieffer &
Moroney and a principal in the law firm of Kieffer & Cassidy, Washington, D.C. From 1975 to date, Mr. Cassidy has been a principal in the law firm of Cassidy & Associates, Washington, D.C. and its predecessors, specializing in securities law and related corporate and federal taxation matters.
Mr. Cassidy is a member of the bars of the District of Columbia and the State of New York, and is admitted to practice before the United States
Tax Court and the United States Supreme Court.

   There are no agreements or understandings for the above-named officer or director to resign at the request of another person and the above-named officer and director is not acting on behalf of nor will act at the direction of any other person.

 Conflicts of Interest

   James M. Cassidy, the sole officer and director of Canistel, has organized and expects to organize other companies of a similar nature and with a similar purpose as Canistel. Consequently, there are potential inherent conflicts of interest in acting as an officer and director of Canistel. In addition, insofar as Mr. Cassidy is engaged in other business activities, he may devote only a portion of his time to the affairs of Canistel.

   Mr. Cassidy is the director and beneficial sole shareholder of Cabinet Acquisition Corporation, a corporation with a class of securities registered pursuant to the Securities Exchange Act. Mr. Cassidy is also the director of, and 50% beneficial shareholder of the following companies which are filing registration statements on Form 10 for the registration of their common stock pursuant to the Securities Exchange Act concurrently with the filing of this registration statement:
	Console Acquisition Corporation
	Greenmark Acquisition Corporation
	Spinnet Acquisition Corporation
	Hightower Acquisition Corporation

   A conflict may arise in the event that another blank check company with which Mr. Cassidy is affiliated also seeks a target company. It is anticipated that target companies will be located for Canistel and other blank check companies in chronological order of the date of formation of such blank check companies or, in the case of blank check companies formed on the same date, alphabetically. However, other blank check companies may differ from Canistel in certain items such as place of incorporation, number of shares and shareholders, working capital, types of authorized securities, or other items. It may be that a target company may be more suitable for or may prefer a certain blank check company other than Canistel. In such case, a business combination might be negotiated on behalf of the more suitable or preferred blank check company.

   Mr. Cassidy is the principal of Cassidy & Associates, a securities law firm located in Washington, D.C. As such, demands may be placed on the time of Mr. Cassidy which will detract from the amount of time he is able to devote to Canistel. Mr. Cassidy intends to devote as much time to the activities of Canistel as required. However, should such a conflict arise, there is no assurance that Mr. Cassidy would not attend to other matters prior to those of Canistel.

   Mr. Cassidy is the president, director and sole shareholder of Tiber Creek Corporation, which is a shareholder of Canistel. At the time of a business combination, some or all of the shares of common stock owned by Tiber Creek Corporation may be purchased by the target company or retired by Canistel. The amount of common stock which may be sold or continued to be owned by Tiber Creek Corporation cannot be determined at this time.

   The terms of a business combination may provide for a payment by cash or otherwise to Tiber Creek Corporation for the purchase or retirement of all or part of the common stock of Canistel owned by it by a target company or for services rendered by Tiber Creek Corporation incident to or following a business combination. Mr. Cassidy would directly benefit from such employment or payment. Such benefits may influence Mr. Cassidy's choice of a target company.

Investment Company Act of 1940

   Although Canistel will be subject to regulation under the Securities Act and the Exchange Act, management believes Canistel will not be subject to regulation under the Investment Company Act of 1940 insofar as Canistel will not be engaged in the business of investing or trading in securities. In the event Canistel engages in business combinations which result in Canistel holding passive investment interests in a number of entities, Canistel could be subject to regulation under the Investment Company Act of 1940. In such event, Canistel would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Canistel has obtained no formal determination from the Securities and Exchange Commission as to the status of Canistel under the Investment Company Act of 1940. Any violation of such Act would subject Canistel to material adverse consequences.


ITEM 6.  EXECUTIVE COMPENSATION

   The officer and director of Canistel does not receive any compensation for his services rendered to Canistel, has not received such compensation in the past, and is not accruing any compensation. However, the officer and director of Canistel anticipates receiving benefits as a beneficial shareholder of Canistel, as the officer and director and sole shareholder of Tiber Creek Corporation and, possibly, as principal of Cassidy &
Associates, which may perform legal services for Canistel after the business combination. See "ITEM 5. DIRECTORS, EXECUTIVE
OFFICERS, PROMOTERS AND CONTROL PERSONS Conflicts of
Interest".

   No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Canistel for the benefit of its employees.


ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR
       INDEPENDENCE.

   Canistel has issued a total of 1,000,000 shares of common stock pursuant to Section 4(2) of the Securities Act for a total of $500 in cash.

    James M. Cassidy is the sole officer and director of Canistel and the sole officer, director and shareholder of Tiber Creek Corporation, which is a 50% shareholder of Canistel.

   Pursuant to Rule 4200 of The NASDAQ Stock Market describing an independent director as a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer's board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. In pertinent part, the rule states the following persons are not independent directors:

A director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the Company;
A director who accepted any compensation from the company in excess of $100,000 during any period of twelve consecutive months other than as compensation for board or board committee service;
A director who is a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year,
 A director who is, or has a family member who is, a current partner of the C
   Company's outside auditor.

   Canistel is not currently required to maintain an independent director nor does it anticipate that it will be applying for listing of its securities on an exchange in which an independent directorship is required. It is likely that Mr. Cassidy would not be considered an independent director.


ITEM 8.    LEGAL PROCEEDINGS

        There is no litigation pending or threatened by or against Canistel.


ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

        (a) Market Price. There is no trading market for Canistel' common stock and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.


        The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to Canistel, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

        (i) that a broker or dealer approve a person's account for transactions in penny stocks and

        (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

        In order to approve a person's account for transactions in penny stocks, the broker or dealer must

        (i) obtain financial information and investment experience and objectives of the person; and

        (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

        The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form,

        (i) sets forth the basis on which the broker or dealer made the suitability determination and

        (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

        Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

        (b) Holders. The issued and outstanding shares of the common stock of Canistel were issued in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933.

        (c) Dividends. Canistel has not paid any dividends to date, and has no plans to do so in the immediate future. Canistel presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Dividends, if any, would be contingent upon Canistel's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends would be within the discretion of Canistel's Board of Directors.


ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

        During the past three years, Canistel has issued 1,000,000 common shares pursuant to Section 4(2) of the Securities Act of 1933 for an aggregate purchase price of $100.


ITEM 11.  DESCRIPTION OF SECURITIES.

   The authorized capital stock of Canistel consists of 100,000,000 shares of common stock, par value $.0001 per share, of which there are 1,000,000 issued and outstanding and 20,000,000 shares of preferred stock, par value $.0001 per share, of which none have been designated or issued. The following statements relating to the capital stock set forth the material terms of the securities of Canistel; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

   Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Canistel, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

   Holders of common stock have no preemptive rights to purchase the common stock of Canistel. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

   The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Canistel without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, Canistel has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

   The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of Canistel, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise. Canistel has no present plans to issue any preferred stock.

Trading of Securities in Secondary Market

   Following a business combination, a target company will normally wish to cause Canistel's common stock to trade in one or more United States securities markets. The target company may elect to take the steps required for such admission to quotation following the business combination or at some later time. Such steps will normally involve filing a registration statement under the Securities Act. Such registration statement may include securities held by current shareholders or offered by Canistel, including warrants, shares underlying warrants, and debt securities.

   In order to qualify for listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 round-lot shareholders.

   If, after a business combination and qualification of its securities for trading, Canistel does not meet the qualifications for listing on the Nasdaq Capital Market, Canistel may apply for quotation of its securities on the OTC Bulletin Board.

   In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files a Form 211 with Regulation, Inc.

   The OTC Bulletin Board is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements.
Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible.

   In certain cases Canistel may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.

   In general there is greatest liquidity for traded securities on the Nasdaq Capital Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of Canistel will be traded following a business combination and qualification of its securities for trading.

   The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this registration statement, Canistel will be required to, and will, file reports under Section 13 of the Exchange Act. As a result, sales of Canistel's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts in certain circumstances, the resale of such shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Transfer Agent

     It is anticipated that StockTrans, Inc., Ardmore, Pennsylvania will act as transfer agent for the common stock of Canistel.

Additional Information

         This registration statement and all other filings of Canistel when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov.


ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Canistel' certificate of incorporation contains such a provision.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

       Canistel is a smaller reporting company in accordance with Regulation S-X.


ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

   Canistel has not changed accountants since its formation and there are no disagreements with the findings of its accountants.



ITEM 15.  FINANCIAL STATEMENTS.

        Set forth below are the audited financial statements for Canistel for the period ended December 31, 2007 and the unaudited financial statements for the period ended June 30, 2008. The following financial statements are attached to this report and filed as a part thereof.

                 CANISTEL ACQUISITION CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
                     CONDENSED BALANCE SHEET
                       AS OF June 30, 2008
                           (Unaudited)
                      -----------------------
                             ASSETS
                             ------

   Cash                                          $  500
                                                 ------
   TOTAL ASSETS                                  $  500
                                                 ------



           LIABILITIES AND STOCKHOLDER'S EQUITY
           ------------------------------------


   LIABILITIES

   TOTAL LIABILITIES                             $  --
                                                 ------

   STOCKHOLDER'S EQUITY

   Preferred Stock, $.0001 par value,
    20,000,000 shares authorized,
    none issued and outstanding                      -

   Common Stock, $.0001 par value,
    100,000,000 shares authorized,
    1,000,000 issued and outstanding                 100

   Additional paid-in capital                      1,050

   Deficit accumulated during
       development stage                            (650)
                                                 --------
    Total Stockholder's Equity                       500
                                                 --------
   TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                        $   500
                                                 ========



       See accompanying notes to condensed financial statements
                                    2

                     CANISTEL ACQUISITION CORPORATION
                      (A DEVELOPMENT STAGE COMPANY)
                  CONDENSED STATEMENTS OF OPERATIONS
                             (Unaudited)
                       -----------------------

                    For the       For the    September 13,
                    6-Months      6-Months   2006
                    Ended         Ended      (Inception)
                    June 30,      June 30,   to June 30,
                    2008          2007       2008

Income              $  -          $   -      $  -


Expenses
 Organization
    expense            -      -       650
                       ------     -------    -------

   Total expenses          -            -       650
                       ------     -------    -------

NET LOSS                $  -        $  -     $ (650)
=========              ======     ========   =======

Basic and diluted--
loss per share          $  -       $  -
                       ======     ========

Weighted average
number of shares
outstanding;
basic and diluted      1,000,000   1,000,000
                       =========   =========


       See accompanying notes to condensed financial statements
                                       3

                       CANISTEL ACQUISITION CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
              FOR THE PERIOD FROM SEPTEMBER 13, 2006 (INCEPTION)
                            THROUGH JUNE 30, 2008
                                  (Unaudited)
                              --------------------

                                                                Deficit
                                                                Accumulated
                                                   Additional   During
                            Common Stock Issued    Paid-In      Development
                            Shares      Amount     Capital      Stage        Total
-----------                 ------        -----    ------       --------     --------
BALANCE, SEPTEMBER 13,2006
  (Date of Inception)
Common Stock Issuance       1,000,000    $ 100      $  400       $  -        $  500

Fair value of expense                                                           535
 contributed

Net Loss                       -           -           535         (535)       (535)

-----------                 ---------     -----     ------      -------      --------
Balance as of
 December 31, 2006          1,000,000      100         935         (535)        500

Fair Value of expense
  contributed                                          115                      115

Net Loss                                                           (115)       (115)
-----------                ---------      -----      ------      -------      -------

BALANCE AS OF
 December 31, 2007         1,000,000        100       1,050        (650)        500

-----------                ---------      -----      ------      -------      -------
Net Loss                      -             -           -            -           -
-----------                ---------      -----      ------      -------      -------

BALANCE AS OF
 June 30, 2008             1,000,000      $ 100      $1,050      $ (650)      $ 500
============               ==========     =======    =======     ========     =======


                See accompanying notes to condensed financial statements
                                                     4

                           CANISTEL ACQUISITION CORPORATION
                            (A DEVELOPMENT STAGE COMPANY)
                          CONDENSED STATEMENTS OF CASH FLOWS
                                       (Unaudited)
                              ------------------------

                               For the Six        For the Six         September 13, 2006
                               Months Ended       Months Ended        (Inception) to
                               June 30, 2008      June 30, 2007       June 30, 2008
                              -----------         -----------         ------------

CASH FLOWS FROM OPERATING
   ACTIVITIES:

Net loss                        $  -            $    -                  $  (650)
Adjustment to reconcile
 net loss to net cash used by
 operating activities

Contributed expenses               -                 -                      650

                                -------            ------               --------
 Net Cash Used In Operating
       Activities                  -                 -                     -
                                -------            ------               --------
CASH FLOWS FROM
   INVESTING ACTIVITIES            -                 -                     -
                                -------            ------               --------
CASH FLOWS FROM
   FINANCING ACTIVITIES:

 Proceeds from issuance of
      common stock                 -                   -                   500
                                -------            -------              --------
     Net Cash Provided By Financing
       Activities                  -                   -                   500
                                -------            -------              --------
INCREASE IN CASH AND
  CASH EQUIVALENTS                 -                   -                   500

CASH AND CASH  EQUIVALENTS
 - BEGINNING OF PERIOD             500                 -                    -
                                -------            -------              --------
CASH AND CASH EQUIVALENTS
 - END OF PERIOD                 $ 500              $  -                 $ 500
===============                 ========           =======              ========

             See accompanying notes to condensed financial statements

                   CANISTEL ACQUISITION CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONDENSED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2008
                           (Unaudited)
                  --------------------------------

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) Organization and Business Operations

Canistel Acquisition Corporation (a development stage company) ("the Company") was incorporated in Delaware on September 13, 2006 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. As of June 30, 2008, the Company had not yet commenced any formal business operations, and all activity to date relates to the Company's formation. The Company's fiscal year end is December 31.

The Company's ability to commence operations is contingent upon its ability to identify a prospective target business.

(B) Interim Financial Statements

The accompanying unaudited condensed financial statements have been prepared by the Company and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of June 30, 2008, and the period September 13, 2006 (inception) through
June 30, 2008, in accordance with accounting principles generally accepted in the United States of America for interim financial statements and pursuant to Form 10 and Regulation S-K.

Certain information and footnote disclosures normally included in the Company's annual audited financial statements have been condensed or omitted pursuant to such rules and regulations. The results of operations for the three and six months ended June 30, 2008, are not necessarily indicative of the results of operations to be expected for a full fiscal year. These interim condensed financial statements should be read in conjunction with the financial statements for the year ended December 31, 2007 contained elsewhere in this amended
Form 10.

(C) Use of Estimates

The preparation of the condensed financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(D) Cash and Cash Equivalents

For purposes of the condensed statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

(E)  Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequence attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.
There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the periods ended
June 30, 2008 and 2007.

                   CANISTEL ACQUISITION CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONDENSED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2008
                           (Unaudited)
                   --------------------------------

(F) Earnings (loss) Per Share

Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no potentially dilutive securities for the periods ended June 30, 2008 and 2007.

(G) Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (R), Business Combinations, and SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements. SFAS No. 141 (R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SFAS No. 160 clarifies that a non-controlling interest in a subsidiary should be reported as equity in the consolidated financial statement. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141 (R) and SFAS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect on our financial statements, if any, upon adoption of SFAS No. 141 (R) or SFAS No. 160.

Except for the aforementioned accounting standards, management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company's financial statements.

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, "The Hierarchy of Generally Accepted Accounting Principles," or SFAS 162. This standard reorganizes the GAAP hierarchy in order to improve financial reporting by providing a consistent framework for determining what accounting principles should be used when preparing
U.S. GAAP financial statements. SFAS 162 is scheduled to become effective 60 days after the SEC's approval of the Public Company Accounting Oversight Board's amendments to Interim Auditing Standard, AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles." We are currently evaluating the impact, if any, this new standard will have on our financial position and results of operations.

                   CANISTEL ACQUISITION CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)
                NOTES TO CONDENSED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2008
                             (Unaudited)
                    --------------------------------

NOTE 2    STOCKHOLDER'S EQUITY

(A) Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

(B) Common Stock

The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value. The Company issued 1,000,000 shares of its common stock to Pierce Mill Associates, Inc. pursuant to Section 4(2) of the Securities Act of 1933 for an aggregate consideration of $500.

(C) Additional Paid-In Capital

Additional paid-in capital as of June 30, 2008 represents the fair value of the amount of organization and professional costs incurred by related parties on behalf of the Company (See Note 3).

NOTE 3    RELATED PARTIES

Legal counsel to the Company is a firm owned by a director of the Company who also own 100% of the outstanding stock of Tiber Creek
Corporation, a shareholder of the Company.

                    CANISTEL ACQUISITION CORPORATION
                     (A DEVELOPMENT STAGE COMPANY)
                          FINANCIAL STATEMENTS
                   AS OF DECEMBER 31, 2007 AND 2006

                     CANISTEL ACQUISITION CORPORATION
                      (A DEVELOPMENT STAGE COMPANY)


CONTENTS

PAGE 1       REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE 2       BALANCE SHEETS AS OF DECEMBER 31, 2007 AND 2006

PAGE 3 STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2007 AND FOR THE PERIOD FROM SEPTEMBER 13, 2006 (INCEPTION) THROUGH DECEMBER 31, 2006, and for the period from September 13, 2006 (inception) through December 31, 2007

PAGE 4 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE PERIOD FROM SEPTEMBER 13, 2006 (INCEPTION) THROUGH DECEMBER 31, 2007

PAGE 5       STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31,
2007
             AND FOR THE PERIOD FROM SEPTEMBER 13, 2006 (INCEPTION) THROUGH
             DECEMBER 31, 2006 and for the period from September 13, 2006
             (inception) through December 31, 2007

PAGES 6 - 9  NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2007 AND 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of:
Canistel Acquisition Corporation

We have audited the accompanying balance sheets of Canistel Acquisition Corporation (a development stage company) (the "Company") as of December 31, 2007 and 2006 the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2007 and for the period September 13, 2006 (inception) through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We were not engaged to examine management's assertion about the effectiveness of the Company's internal control over financial reporting as of December 31, 2007 and, accordingly, we do not express an opinion thereon.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Canistel Acquisition Corporation as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the year ended December 31, 2007 and for the period from September 13, 2006 (inception) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.



Weinberg & Company, P.A.

Boca Raton, Florida
May 22, 2008

                  CANISTEL ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                           BALANCE SHEET
                  AS OF DECEMBER 31, 2007 AND 2006
                    -------------------------------

                              ASSETS
                              ------
                                             2007            2006
                                             ----            ----

   Cash                                      $ 500           $ 500
                                            -------         ------
   TOTAL ASSETS                              $ 500           $ 500
                                            =======         ======



                 LIABILITIES AND STOCKHOLDER'S EQUITY
                ------------------------------------

   LIABILITIES                               $  -            $  -
                                             ------         -------
   STOCKHOLDER'S EQUITY

   Preferred stock, $.0001 par value,
    20,000,000 shares authorized,
    none issued and outstanding                 -               -
   Common stock, $.0001 par value,
    100,000,000 shares authorized,
    1,000,000 issued and outstanding           100             100
   Additional paid-in capital                1,050             935
   Deficit accumulated during
    development stage                         (650)           (535)
                                             ------          ------
 Total Stockholder's Equity                    500             500
                                             ------          ------
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY                       $ 500           $ 500
                                             ======          ======



             See accompanying notes to financial statements
                                    3

                     CANISTEL ACQUISITION CORPORATION
                      (A DEVELOPMENT STAGE COMPANY)
                         STATEMENTS OF OPERATIONS
                         -----------------------

                                                       For the Period
                                     For the Period        From
                      For the Year   September 13,     September 13,
                         Ended       2006 (Inception)  2006 (Inception)
                      December 31,   to December 31,   through December
                          2007            2006            31, 2007
                      -----------    ------------     --------------

Income                $      -        $   -            $     -
                      -----------    ------------     --------------
Expenses
 Organization expense       115          535                650
                      -----------    ------------     --------------

Total expenses              115          535                650
                      -----------    ------------     --------------

NET LOSS              $    (115)      $ (535)          $   (650)
==========            ==========      ===========      ==============

Basic and diluted--   $       -       $     -
loss per share        ==========      ===========

Weighted average
number of shares
outstanding,basic
and diluted            1,000,000      1,000,000
                       ==========     ==========

               See accompanying notes to financial statements
                                       4

                        CANISTEL ACQUISITION CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
             FOR THE PERIOD FROM SEPTEMBER 13, 2006 (INCEPTION)
                         THROUGH DECEMBER 31, 2007
                         -------------------------

                                                          Deficit
                                                         Accumulated
                                             Additional    During
                        Common Stock Issued    Paid-In   Development
                          Shares     Amount    Capital      Stage      Total
                         -------     ------    -------   ----------   ------

BALANCE, SEPTEMBER 13,
  2006 (Date of
  Inception)                    -        -           -        -           -
Common stock issuance    1,000,000    $ 100     $   400    $  -        $ 500
Fair value of expenses
  contributed                                       535       -            0
Net loss                                                    (535)
                          ---------   ------     -------    -------    ------
BALANCE AS OF
  DECEMBER 31, 2006      1,000,000    $ 100      $  935     $(535)     $ 650

Fair value of expenses
  contributed                                       115                   -
Net loss                                                     (115)
                          ---------   ------     -------    -------    ------
BALANCE AS OF
 DECEMBER 31, 2007       1,000,000    $ 100      $1,050     $(650)     $ 500
===================      =========    =====     =======     =========  ======


               See accompanying notes to financial statements
                                       5

                           CANISTEL ACQUISITION CORPORATION
                            (A DEVELOPMENT STAGE COMPANY)
                               STATEMENTS OF CASH FLOWS
                               ------------------------
                                                                   For The
                                                    For the      Period From
                                                     Period     September 13,
                                                  September 13,     2006
                                   For the Year      2006        (Inception)
                                      Ended     (Inception) to     through
                                    December 31,  December 31,   December 31,
                                       2007          2006           2007
                                    -----------   -----------   ------------

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                             $  (115)         $ (535)      $  (650)
Adjustment to reconcile
 net loss to net cash used by
 operating activities

Contributed expenses                     115             535           650
                                       -------        -------       --------

 Net Cash Used In Operating Activities    -              -               -
                                       -------        -------        --------
CASH FLOWS FROM INVESTING ACTIVITIES      -              -               -
                                       -------        -------        --------
CASH FLOWS FROM FINANCING ACTIVITIES:

 Proceeds from issuance of common stock   -              500            500
                                       -------        --------       --------
    Net Cash Provided By Financing
     Activities                           -              500            500
                                       -------        -------         -------
INCREASE IN CASH AND CASH EQUIVALENTS     -              500            500

CASH AND CASH EQUIVALENTS - BEGINNING
   OF PERIOD                            500              -                -
                                       -------        -------         -------

CASH AND CASH EQUIVALENTS -
   END OF PERIOD                      $ 500           $ 500             $ 500
=========================             ========        =======          =======


                    See accompanying notes to financial statements
                                        6

                    CANISTEL ACQUISITION CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS
                   AS OF DECEMBER 31, 2007 AND 2006
                   --------------------------------


NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) Organization and Business Operations

Canistel Acquisition Corporation (a development stage company) ("the Company") was incorporated in Delaware on September 13, 2006, to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. As of December 31, 2007, the Company had not yet commenced any formal business operations, and all activity to date relates to the Company's formation.
The Company's fiscal year end is December 31.

The Company's ability to commence operations is contingent upon its ability to identify a prospective target business.

(B) Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

(D) Taxes

Deferred tax assets and liabilities are recognized for the future tax consequence attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the years ended December 31, 2007 and 2006.

                    CANISTEL ACQUISITION CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS
                   AS OF DECEMBER 31, 2007 AND 2006
                   --------------------------------


(E) Loss Per Share

Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no potentially dilutive securities for 2007 and 2006.

(F) Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS 157"), which establishes a formal framework for measuring fair value under Generally Accepted Accounting Principles ("GAAP"). SFAS 157 defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS 157 applies to and amends the provisions of existing FASB and American. Institute of Certified Public Accountants ("AICPA") pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for: SFAS 123R, share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently assessing the potential effect of SFAS 157 on its financial statements.

 In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159"), which provides companies with an option to report selected financial assets and liabilities at fair value. SFAS 159's objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Generally accepted account principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. SFAS 159 helps to mitigate this type of accounting-induced volatility by enabling companies to report related assets and liabilities at fair value, which would likely reduce the need for companies to comply with detailed rules for hedge accounting. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets

                    CANISTEL ACQUISITION CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS
                   AS OF DECEMBER 31, 2007 AND 2006
                   --------------------------------


and liabilities. SFAS 159 requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the Company's choice to use fair value on its earnings. SFAS 159 also requires companies to display the fair value of those assets and liabilities for which the Company has chosen to use fair value on the face of the balance sheet. SFAS 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS 157 and SFAS 107. SFAS 159 is effective as of the beginning of a Company's first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided the Company makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS 159. The Company is currently assessing the potential effect of SFAS 159 on its financial statements.

In December 2007, the FASB issued SFAS No. 141 (R), Business Combinations, and SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements. SFAS No. 141 (R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SFAS No. 160 clarifies that a non-controlling interest in a subsidiary should be reported as equity in the consolidated financial statement. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141 (R) and SFAS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect on our financial statements, if any, upon adoption of SFAS No. 141 (R) or SFAS No. 160.

Except for the aforementioned accounting standards, management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company's financial statements.

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, "The Hierarchy of Generally Accepted Accounting Principles," or SFAS 162. This standard reorganizes the GAAP hierarchy in order to improve financial reporting by providing a consistent framework for determining what accounting principles should be used when preparing
U.S. GAAP financial statements. SFAS 162 is scheduled to become effective 60 days after the SEC's approval of the Public Company Accounting Oversight Board's amendments to Interim Auditing Standard, AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles." We are currently evaluating the impact, if any, this new standard will have on our financial position and results of operations.


NOTE 2    STOCKHOLDERS' EQUITY

(A) Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

(B) Common Stock

The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value. The Company issued 500,000 shares of its common stock to Tiber Creek Corporation, a Delaware corporation, and 500,000 shares of its common stock to IRAA Fin Serv, an unincorporated California business entity, pursuant to Section 4(2) of the Securities Act of 1933 for an aggregate consideration of $500.

                    CANISTEL ACQUISITION CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS
                   AS OF DECEMBER 31, 2007 AND 2006
                   --------------------------------



NOTE 3    RELATED PARTIES

Legal counsel to the Company is a firm owned by the President of the Company who also owns 100% of the outstanding stock of Tiber Creek Corporation, a 50% shareholder. Tiber Creek Corporation will perform consulting services for the Company in the future. Additional paid-in capital as of December 31, 2007 includes $650 the fair value of organization and professional costs incurred by related parties on behalf of the Company.







                      PART III

ITEM 1.      INDEX TO EXHIBITS


EXHIBIT NUMBER      DESCRIPTION

3.1+                 Certificate of Incorporation of Canistel
                            Acquisition Corporation

3.2+                 By-Laws of Canistel Acquisition Corporation

3.3+                 Specimen stock certificate of Canistel
                            Acquisition Corporation

23.1                Consent of Accountants



+  Filed May 23, 2008


                                  SIGNATURES


        In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


                                      CANISTEL ACQUISITION CORPORATION


                                      By: /s/  James M. Cassidy, President

                                      Date: October 2, 2008